STOCK PURCHASE AGREEMENT

Stock Purchase Agreement, made this 7th day of November, 2007, between GCA III Acquisition Corp., a Delaware corporation, with its principal offices located at 115 East 57th Street, New York, NY 10022 (the “Company”), and the undersigned (the “Purchaser”).

WHEREAS, the Company desires to issue to Purchaser 5,000,000 shares (the “Shares”) of the common stock of the Company, par value $.0001 per share (the “Common Stock”) on the terms and conditions hereinafter set forth, and the Purchaser desires to acquire the Shares;

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties do hereby agree as follows:

1.Subscription/Purchase of Shares. Subject to the terms and conditions hereinafter set forth, the Purchaser hereby subscribes for and agrees to purchase from the Company the Shares, at a price in cash equal to $0.02 per share, and the Company agrees to sell and issue the Shares to the Purchaser for such purchase price. The certificates for the Shares will be delivered by the Company within a reasonable period following acceptance of this Stock Purchase Agreement by the Company. If this subscription is rejected for any reason by the Company, the Purchaser will be promptly notified.

2.Acknowledgements, Representations and Covenants of Purchaser.

2.1 The Purchaser recognizes that the purchase of the Shares involves a high degree of risk in that (i) the Company is highly speculative; (ii) it may not be able to liquidate his investment; and (iii) transferability of the Shares is extremely limited. The Purchaser acknowledges, moreover, that it’s managing representatives have read and fully understand the Company’s most recent annual and quarterly filings on Forms 10-KSB and 10-QSB, respectively.

2.2 The Purchaser understands that the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) by reason of a claimed exemption under the provisions of the Securities Act which depends, in part, upon its investment intention. In this connection, the Purchaser understands that it is the position of the SEC that the statutory basis for such exemption would not be present if its representation merely meant that its present intention was to hold such securities for a short period, such as the capital gains period under any tax statutes, for a deferred sale, for a market rise, assuming that a market is maintained, or for any other fixed period. The Purchaser realizes that, in the view of the SEC, a purchase now with an intent to resell would represent a purchase with an intent inconsistent with his representation to the Company, and the SEC might regard such a sale or disposition as a deferred sale to which such exemptions are not available.

2.3 The Purchaser acknowledges that this private placement of securities has not been reviewed by the SEC because of the Company’s representations that it is intended to be a non-public offering made pursuant to exemption from the registration requirements of the Securities Act, including those under Section 4(2) thereof and/or Regulation D promulgated thereunder. The Purchaser acknowledges that the Shares have not been registered under the Securities Act, or the securities laws of any state, that the Shares are being purchased for investment purposes and not with a view to distribution or resale, nor with the intention of selling, transferring or otherwise disposing of all or any part of the Shares for any particular price, or at any particular time, or upon the happening of any particular event or circumstances, except selling, transferring or disposing of said Shares in full compliance with all applicable provisions of the Securities Act, the Rules and Regulations promulgated by the SEC thereunder or in connection therewith, and applicable state securities laws. The Purchaser further acknowledges that the Shares must be held indefinitely unless subsequently registered under the Securities Act, or an exemption from such registration is available, and an opinion of counsel is furnished stating that registration is not required under the Securities Act or such state securities laws.

2.4 The Purchaser understands that there is currently no market, public or non-public, for the Shares. The Purchaser understands that the Shares are prohibited from being sold pursuant to the exemptions provided by section 4(1) of the Securities Act or Rule 144 promulgated under the Securities Act in accordance with the letter from Richard K. Wulff, Chief of the Office of Small Business Policy of the U.S. Securities and Exchange Commision’s Division of Corporation Finance to Ken Worm of NASD Regulation, Inc., dated January 21, 2000. The Purchaser understands and hereby acknowledges that the Company is under no obligation to register the Shares under the Securities Act or any in any state. The Purchaser consents that the Company may, if it determines appropriate in its discretion, permit the transfer of any of the Shares out of its name only when a request for transfer is accompanied by an opinion of counsel to the Company that neither the sale nor the proposed transfer results in a violation of the Securities Act or of the applicable securities laws of any state or other jurisdiction.

2.5 The Purchaser acknowledges that the certificates to be issued representing the Shares may bear a legend containing the following or similar words:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR ANY OTHER SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF, OR OFFERED FOR TRANSFER, SALE OR OTHER DISPOSITION IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE ACT, AND ANY OTHER APPLICABLE SECURITIES LAWS, OR THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND ANY OTHER APPLICABLE SECURITIES LAWS.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE FURTHER PROHIBITED FROM BEING SOLD PURSUANT TO THE EXEMPTIONS PROVIDED BY SECTION 4(1) OF THE ACT OR RULE 144 THEREUNDER IN ACCORDANCE WITH THE LETTER FROM RICHARD K. WULFF, CHIEF OF THE OFFICE OF SMALL BUSINESS POLICY OF THE U.S. SECURITIES AND EXCHANGE COMMISION’S DIVISION OF CORPORATION FINANCE TO KEN WORM OF NASD REGULATION, INC., DATED JANUARY 21, 2000.”

2.6 The Purchaser hereby represents that it is an “accredited investor” within the meaning of Regulation D Rule 501 (a) under the Securities Act insofar as it is an entity in which all of the equity owners are accredited investors, and that it has submitted to the Company investor questionnaires for each of such equity owners together, and in connection, herewith.

2.7 The Purchaser hereby agrees to indemnify and hold harmless the Company, and each of its officers, directors, agents and attorneys against any and all losses, claims, demands, liabilities and expenses (including reasonable legal or other expenses as such are incurred) incurred by each such person in connection with defending or investigating any claims or liabilities, whether or not resulting in any liability to such person to which any such indemnified party may become subject under the Securities Act, under any other statute, at common law or otherwise, insofar as such losses, claims, demands, liabilities and expenses (a) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in this Stock Purchase Agreement, or (b) arise out of or are based upon any breach of any representation, warranty or agreement contained herein.

2.8 The Purchaser hereby represents that the address furnished at the end of this Stock Purchase Agreement is the address of Purchaser’s principal place of business.

2.9 The Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of this agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Shares, (ii) any governmental or other consents that may need to be obtained, and (iii) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Shares. Such Purchaser’s subscription and payment for, and its continued beneficial ownership of any of the Shares shall not violate any applicable securities or other laws of the Purchaser’s jurisdiction.

3.Representations By The Company. The Company hereby represents and warrants to the Purchaser as of the date hereof as follows:

(a) The Company is a corporation duly organized and existing, and in good standing under the laws of the State of Delaware, and has the power to conduct the business which it conducts and proposes to conduct.

(b) The Common Stock is registered under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, as such, the Company is required to file periodical and other reports under Section 13 of the Exchange Act.

(c) As of the date hereof, the Company has no liabilities other than (i) long-term debt in the amount of twenty-four thousand eight hundred and fifty-seven and 17/100 dollars ($24,857.17), (ii) current trade accounts payable in the amount of three thousand three hundred sixty nine and 00/100 dollars ($3,369.00), and (iii) an obligation payable in the aggregate amount of seventy-one thousand seven hundred and seventy-three and 83/100 dollars ($72,579.52) to two common stockholders redeeming as of the date hereof and contemporaneously herewith.

(d) The execution, delivery, and performance of this Stock Purchase Agreement by the Company shall have been duly approved by the board of directors of the Company, and all other actions required to authorize and effect the offer and sale of the Shares shall have been duly taken and approved.

(e) Upon issuance, the Shares will be duly authorized, fully paid and non-assessable.

4.Use of Proceeds. Upon receipt by the Company, the proceeds obtained by the Company in connection with the sale of securities contemplated by this Stock Purchase Agreement shall immediately be applied as required to retire any and all existing indebtedness, payables and/or other accrued financial obligations of the Company all of which are specifically set forth in Section 3(c) of this Stock Purchase Agreement.

5.Change of Certain Management.  It is hereby acknowledged by the Company and Purchaser that, in connection with the issuance of the Shares contemplated hereby, and contemporaneously herewith:

(a) Michael M. Membrado is resigning, effective immediately following satisfaction of the obligations of the Company set forth in Section 4 of this Stock Purchase Agreement and the subsequent closing of the Company’s existing bank account at Chase Bank, from his executive positions as President, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer;

(b) Peder K. Davisson is appointed, effective immediately following the effectiveness of Mr. Membrado’s resignations as set forth in subsection (a) above from his positions as President, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer, to the executive positions of President, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer;

(c) Peder K. Davisson is appointed to fill a vacant seat on the board of directors of the Company, effective immediately following expiration of the 10 day statutory notice period required in accordance with the rules promulgated under Section 14f of the Exchange Act following filing/mailing to Company shareholders of an appropriately prepared information statement on Schedule 14f; and

(d) Michael M. Membrado is resigning, effective immediately following the effectiveness of Mr. Davisson’s appointment to the board of directors, his position as director of the Company.

6.Miscellaneous.

6.1 Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, addressed to the Company at 115 East 57th Street, New York, NY 10022, and to the Purchaser at its address indicated on the last page of this Stock Purchase Agreement. Notices shall be deemed to have been given on the date of mailing, except notices of change of address, which shall be deemed to have been given when received.

6.2 This Stock Purchase Agreement shall not be changed, modified, or amended except by a writing signed by both the Company and the Purchaser.

6.3 This Stock Purchase Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors, and/or assigns. This Stock Purchase Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and supersedes all prior discussions, agreements, and understandings of any and every nature between them.

6.4 Notwithstanding the place where this Stock Purchase Agreement may be executed by either party, it is agreed that all the terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of New York without regard to principles of conflicts of laws. The parties hereby agree that any dispute that may arise between them arising out of or in connection with this Stock Purchase Agreement shall be adjudicated before a court located in the County of New York, NY and they hereby submit to the exclusive jurisdiction of the courts of the State of New York located in New York, NY, and of the federal courts having jurisdiction in such district with respect to any action or legal proceeding commenced by either party, and irrevocably waive any objection they now or hereafter may have respecting the venue of any such action or proceeding brought in such a court or respecting the fact that such court is an inconvenient forum, relating to or arising out of this Stock Purchase Agreement or any acts or omissions relating to the sale of the securities hereunder, and consent to the service of process in any such action or legal proceeding by means of registered or certified mail, return receipt requested, in care of the address set forth or otherwise referenced in Section 6.1 hereof or such other address as may be furnished in writing to the other hereinafter.

6.5 This Stock Purchase Agreement may be executed in counterparts. Upon the execution and delivery of this Stock Purchase Agreement by the Purchaser, this Stock Purchase Agreement shall become a binding obligation of the Purchaser, but shall only be binding upon the Company if and when executed by the Company.

6.6 The holding of any provision of this Stock Purchase Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Stock Purchase Agreement, which shall thereafter remain in full force and effect.

6.7 It is agreed that a waiver by either party of a breach of any provision of this Stock Purchase Agreement shall not operate, or be construed, as a waiver of any subsequent breach by that same party.

6.8 The Purchaser agrees to execute and deliver all such further documents, agreements, and instruments, and take such other and further action, as may be reasonably requested by the Company to carry out the purposes and intent of, and any legal requirements associated with, this Stock Purchase Agreement.

6.9 The Company agrees not to disclose the names, addresses, or any other information about the Purchaser, except as may be required by law, advised by counsel, or as otherwise reasonably necessary to conduct its business.

IN WITNESS WHEREOF, the parties have executed this Stock Purchase Agreement as of the day and year first written above.

KINGS CROSS CAPITAL, LLC	GCA III ACQUISITION CORP.
- A Minnesota limited liability company -	- A Delaware Corporation -

/s/ Peder K. Davisson	/s/ Michael M. Membrado

Name: Peder K. Davisson Title: President	Name: Michael M. Membrado Title: President
Address (Principal Place of Business):
3649 Brunswick Avenue North
Minneapolis, MN 55422

Employer ID Number of Purchaser: 32-0218988